Exhibit 5.1

January 15, 2015

International Stem Cell Corporation

5950 Priestly Drive

Carlsbad, CA 92008

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the registration under the Securities Act of 1933, as amended, by International Stem Cell Corporation, a Delaware corporation (the “Company”), by means of a Registration Statement on Form S-1 (the “Registration Statement”) being filed with the Securities and Exchange Commission (the “Commission”) covering up to an aggregate of (i) 5,894,214 shares of common stock (the “Shares”), par value $0.001 per share, (“Common Stock”), issued upon exercise of certain of the Company’s Series B Warrants, (ii) 38,777,726 shares of Common Stock (the “Series A Warrant Shares”) issuable upon exercise of Series A Warrants (the “Series A Warrants”), (iii) 32,883,512 shares of Common Stock (the “Series B Warrant Shares”) issuable upon exercise of Series B Warrants (the “Series B Warrants”), (iv) 38,777,726 shares of Common Stock (the “Series C Warrant Shares”, together with the Series A Warrant Shares and the Series B Warrant Shares, the “Warrant Shares”) issuable upon exercise of Series C Warrants (the “Series C Warrants”, together with the Series A Warrants and the Series B Warrants, the “Warrants”).

In connection with this opinion, we have examined and relied upon the Registration Statement and the related Prospectus, the Company’s Certificate of Incorporation, as amended, and Amended and Restated Bylaws, as currently in effect, and the originals or copies certified to our satisfaction of such other documents, records, certificates, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

In rendering this opinion, we have assumed the genuineness and authenticity of all signatures on original documents; the genuineness and authenticity of all documents submitted to us as originals; the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials; and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness of such documents.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Shares have been validly issued and are fully paid and non-assessable and (ii) the Warrant Shares, when issued, paid for, sold and delivered in accordance with the applicable Warrants, will be validly issued, fully paid and non-assessable.

In addition to the qualifications set forth above, the foregoing opinion is further qualified as follows:

(a) The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b) We are members of the Bar of the State of California and we do not express any opinion herein concerning any law other than the Delaware General Corporation Law, the substantive law of the State of California and the substantive federal securities laws of the United States of America. We express no opinion as to the laws of any other state or jurisdiction of the United States or of any foreign jurisdiction. We have made no inquiry into the laws and regulations or as to laws relating to choice of law or conflicts of law principles. The opinion expressed herein is subject to the effect of judicial decisions which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

(c) We express no opinion as to compliance with the securities (or blue sky) laws of any jurisdiction.

(d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the inclusion of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)

DLA Piper LLP (US)